UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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EXCHANGE ACT OF 1934
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SUNAIR SERVICES CORPORATION

(Name of Registrant as Specified in Its Charter)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 17, 2009
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
595 South Federal Highway
Suite 500
Boca Raton, FL 33432

(Address of Principal Executive Office) (Zip Code)
(561) 208-7400

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)
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Item 7.01 Regulation FD Disclosure
The presentation that management of Sunair Services Corporation (the “Company”) intends to cover in its Annual Meeting of Shareholders on March 18, 2009 is attached to this Current Report on Form 8-K as Exhibit 99.1. The presentation provides an overview of the Company’s financial performance during the fiscal years ended September 30, 2008, 2007 and the first quarter of fiscal 2009 and the Company’s current growth initiatives and strategy. The Company will also post the attached materials on its web site located at www.amstock.com/proxyservices/viewmaterials.asp.
Item 9.01 Financial Statements and Exhibits
Exhibit 99.1	Presentation Materials for Sunair Services Corporation’s Annual Meeting of Shareholders

Exhibit 99.2	Reconciliation of Non-GAAP numbers to GAAP numbers
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: March 17, 2009	By:	/s/ Jack I. Ruff
Jack I. Ruff
Chief Executive Officer

EXHIBIT INDEX
Exhibit 99.1	Presentation Materials for Sunair Services Corporation’s Annual Meeting of Shareholders

Exhibit 99.2	Reconciliation of Non-GAAP numbers to GAAP numbers

Exhibit 99.1
SHAREHOLDERS MEETING MARCH 18, 2009 SUNAIR SERVICES CORPORATION

SAFE HARBOR STATEMENT AND NON-GAAP NUMBERS Safe Harbor Statement Any statements contained in this document that are not historical facts are forward- looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "should" and "will" and similar expressions as they relate to Sunair are intended to identify such forward-looking statements. Sunair undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect Sunair's future financial results are discussed more fully in Sunair's filings with the U.S. Securities and Exchange Commission ("SEC"), including Sunair's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 13, 2009. GAAP Reconciliation During the course of the this presentation, we will be referring to both GAAP and non-GAAP numbers. Sunair provides reconciliation between these GAAP and non-GAAP numbers, which can be found in the Investor Relations/Home - Financial Reports section at the Company's website at www.amstock.com.

What Were Our Challenges? What Have We Accomplished? What Were The Results? What Lies Ahead? SUNAIR SERVICES CORPORATION

What Have We Accomplished? New leadership team Created a comprehensive budget for fiscal 2009 "Right Sized" fleet and lowered repairs & maintenance expense Reduced number of districts from four to two and branches from 27 to 24 Reduced number of employees from 637 to 490; a reduction of 23% Begin to align operations from geographic to "process" focus Established a new compensation, incentive and benefit programs Established a culture of team member assessment and accountability "Raised the Bar" of acceptable performance Closely monitor chemical costs and usage Team members share ideas through group initiatives News sales and training programs Created strategic marketing plan for fiscal 2009 SUNAIR SERVICES CORPORATION

What were the results? SUNAIR SERVICES CORPORATION

MIDDLETON PEST CONTROL Revenue (in millions) 2007 2008 2009 Quarter 1 Quarter 2 Quarter 3 Quarter 4 15.0 14.5 14.0 13.5 13.0 12.5 12.0 11.5 11.0

MIDDLETON PEST CONTROL Operating Expenses (in millions) 2007 2008 2009 Quarter 1 Quarter 2 Quarter 3 Quarter 4 14.0 13.5 13.0 12.5 12.0 11.5 11.0 10.5 10.0

MIDDLETON PEST CONTROL EBITDA (in thousands) 2007 2008 2009 Quarter 1 Quarter 2 Quarter 3 Quarter 4 2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200 0
EBITDA is a non-GAAP number. A reconciliation of GAAP to non-GAAP numbers can be found at www.amstock.com/proxyservices/viewmaterials.asp.

MIDDLETON PEST CONTROL Net Income (in thousands) 2007 2008 2009 Quarter 1 Quarter 2 Quarter 3 Quarter 4 1,800 1,600 1,400 1,200 1,000 800 600 400 200 0 -200

MIDDLETON PEST CONTROL Cash Generated by Net Income (in thousands) 2007 2008 2009 Quarter 1 Quarter 2 Quarter 3 Quarter 4 2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200 0

SUNAIR SERVICES CORPORATION - Operating expenses - Customer list amortization Sunair Holding Company Operating Expenses (in thousands) 2007 2008 2009 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 3,000 2,500 2,000 1,500 1,000 500 0 412 447 456 908 933 931 931 931 931 1,570 1,480 1,079 1,223 1,675 1,246 1,099 889 1,246

SUNAIR SERVICES CORPORATION 2007 2008 2009 (in millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 25 20 15 10 5 0 16.8 15.4 16.1 17.7 21.4 22.0 20.8 20.6 17.5 Consolidated Debt

SUNAIR SERVICES CORPORATION Consolidated EBITDA (in thousands) 1,500 1,000 500 0 -500 -1,000 Quarter 1 Quarter 2 Quarter 3 Quarter 4 2007 2008 2009
Consolidated EBITDA is a non-GAAP number. A reconciliation of GAAP to non-GAAP numbers can be found at www.amstock.com/proxyservices/viewmaterials.asp.

SUNAIR SERVICES CORPORATION Consolidated Net Loss From Continuing Operations (in thousands) 2007 2008 2009 0 -500 -1,000 -1,500 -2,000 -2,500 -3,000 -3,500 Quarter 1 Quarter 2 Quarter 3 Quarter 4

What Lies Ahead? Complete the transition to PestPac Improve the impact of direct selling Continue to reduce balance sheet leverage Continue to develop hiring and training programs Complete Process Focused Operational Alignment Shift marketing spend from traditional media to internet Continue to improve operating margins SUNAIR SERVICES CORPORATION

Questions and Answers SUNAIR SERVICES CORPORATION

Exhibit 99.2
Non-GAAP Financial Measures
EBITDA is a Non-GAAP financial measure. EBITDA is defined as income (loss) from operations plus net interest expense, provision for income taxes, depreciation and amortization. The Non-GAAP EBITDA measurement has certain material limitations, including:
•	It does not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate profits and cash flows. Therefore any measure that excludes interest expense has material limitations;

•	It does not include depreciation and amortization expense. Because we use capital assets, depreciation is necessary element of our costs and ability to generate profits. In addition, because a significant portion of our assets consist of customer lists that were acquired in connection with our acquisitions of companies in the Lawn and Pest Control Services segment, amortization is a necessary element of our costs and ability to generate profits. Therefore, any measure that excludes deprecation and amortization expense has material limitations;

•	It does not include provision for income taxes. Because the payment of income taxes is a necessary element of our costs, particularly in the future, any measure that excludes tax expense has material limitations; and
For the purposes of performing the calculation of EBITDA, we may also add back all non cash equity based compensation.
We have included this non-GAAP financial measure because we believe EBITDA is an indicator of the profitability and performance of our core operations and reflects changes in our operating results. These Non-GAAP financial measures are not intended to be an alternative measure of operating income or gross profit margin as determined in accordance with generally accepted accounting principles. We compensate for these limitations by using Non-GAAP measurements, to assist in the evaluation of our profitability and operating results
Reconciliations of EBITDA plus non cash equity compensation to the income or loss from continuing operations for the fiscal quarters from December 31, 2006 through and including December 31, 2008 are shown below:

Sunair Services Corporation
Quarterly EBITDA Plus Non Cash Equity Based Compensation Reconciliations
December 31, 2006 through December 31, 2008

									FYE
	Fiscal Year Ended September 30, 2007				Fiscal Year Ended September 30, 2008				09/30/09
	12/31/06	03/31/07	06/30/07	09/30/07	12/31/07	03/31/08	06/30/08	09/30/08	12/31/08
	Sunair Services Corporation Consolidated

Income (Loss) from continuing operations	(1,001,517)	(432,471)	(682,096)	(2,183,163)	(2,246,050)	(1,239,413)	(860,441)	(290,681)	(796,167)

Reconciling items:

Interest expense — net	259,187	301,348	228,010	233,130	333,590	283,621	290,000	414,387	261,324
Income taxes	—	—	—	—	—	—	—	—	—
Depreciation and amortization	642,136	675,121	670,071	1,115,205	1,152,854	1,151,263	1,138,733	1,140,673	1,137,710

Total reconciling items	901,323	976,469	898,081	1,348,335	1,486,444	1,434,884	1,428,733	1,555,060	1,399,034

EBITDA from continuing operations	(100,194)	543,998	215,985	(834,828)	(759,606)	195,471	568,292	1,264,379	602,867

Non cash equity based compensation	261,984	23,824	245,577	6,637	142,012	61,075	182,152	(7,365)	39,449

EBITDA plus non cash equity based compensation	161,790	567,822	461,562	(828,191)	(617,594)	256,546	750,444	1,257,014	642,316

Sunair Services Corporation
Quarterly EBITDA Plus Non Cash Equity Based Compensation Reconciliations
December 31, 2006 through December 31, 2008

									FYE
	Fiscal Year Ended September 30, 2007				Fiscal Year Ended September 30, 2008				09/30/09
	12/31/06	03/31/07	06/30/07	09/30/07	12/31/07	03/31/08	06/30/08	09/30/08	12/31/08
	Middleton Pest Control, Inc.

Income (Loss) from continuing operations	980,228	1,494,440	853,158	(52,357)	362,299	937,293	1,169,633	1,528,989	1,380,423

Reconciling items:
Interest expense — net	36,914	54,643	60,481	79,686	109,888	107,640	104,152	97,013	89,315
Income taxes	—	—	—	—	—	—	—	—	—
Depreciation and amortization	217,800	215,815	201,987	207,419	219,421	220,162	207,632	209,573	206,609

Total reconciling items	254,714	270,458	262,468	287,105	329,309	327,802	311,784	306,586	295,924

EBITDA from continuing operations	1,234,942	1,764,898	1,115,626	234,748	691,608	1,265,095	1,481,417	1,835,575	1,676,347
Non cash equity based compensation	—	—	—	—	—	—	—	—	—

EBITDA plus non cash equity based compensation	1,234,942	1,764,898	1,115,626	234,748	691,608	1,265,095	1,481,417	1,835,575	1,676,347

Sunair Services Corporation
Quarterly EBITDA Plus Non Cash Equity Based Compensation Reconciliations
December 31, 2006 through December 31, 2008

									FYE
	Fiscal Year Ended September 30, 2007				Fiscal Year Ended September 30, 2008				09/30/09
	12/31/06	03/31/07	06/30/07	09/30/07	12/31/07	03/31/08	06/30/08	09/30/08	12/31/08
	Sunair Services Corporation Home Office

Income (Loss) from continuing operations	(1,981,745)	(1,926,911)	(1,535,254)	(2,130,806)	(2,608,349)	(2,176,706)	(2,030,074)	(1,819,670)	(2,176,590)

Reconciling items:
Interest expense — net	222,273	246,705	167,529	153,444	223,702	175,981	185,848	317,374	172,009
Income taxes	—	—	—	—	—	—	—	—	—
Depreciation and amortization	424,336	459,306	468,084	907,786	933,433	931,101	931,101	931,100	931,101

Total reconciling items	646,609	706,011	635,613	1,061,230	1,157,135	1,107,082	1,116,949	1,248,474	1,103,110

EBITDA from continuing operations	(1,335,136)	(1,220,900)	(899,641)	(1,069,576)	(1,451,214)	(1,069,624)	(913,125)	(571,196)	(1,073,480)
Non cash equity based compensation	261,984	23,824	245,577	6,637	142,012	61,075	182,152	(7,365)	39,449

EBITDA plus non cash equity based compensation	(1,073,152)	(1,197,076)	(654,064)	(1,062,939)	(1,309,202)	(1,008,549)	(730,973)	(578,561)	(1,034,031)